Exhibit 23.1




                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-39743 and No. 333-72725) pertaining to the Amended and Restated 1997 Long Term Incentive Stock Plan, and Amended and Restated 1997 Non-Employee Director Stock Plan of Capital Trust, Inc. of our report dated February 14, 2002 except for note 26, as to which the date is February 28, 2002, with respect to the consolidated financial statements of Capital Trust, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


                                           /s/ Ernst & Young LLP



New York, New York
April 1, 2002

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